Exhibit 1.1

iShares® GSCI® Commodity-Indexed Trust

[150,000] iShares®

Distribution Agreement

[•], 2006

Goldman, Sachs & Co.,

85 Broad Street,

New York, New York 10004

Ladies and Gentlemen:

Barclays Global Investors International, Inc., a Delaware corporation (the “Sponsor”), has sponsored the formation of a trust, known as “iShares® GSCI® Commodity-Indexed Trust” (the “Trust”) pursuant to the laws of the State of Delaware for which Barclays Global Investors, N.A. acts as trustee (the “Trustee”). Upon the basis of the representations and warranties set forth in Section 1 hereof and subject to the applicable terms and conditions set forth herein, the Trust will issue and sell to you (the “Initial Purchaser”) an aggregate of [150,000] units of fractional undivided beneficial interest in and ownership of the Trust (the “iShares®” and, such [150,000] units of iShares®, the “Purchased Shares”) upon transfer by the Initial Purchaser to the Trust of [three] Basket Amounts as described in the Prospectus (as defined herein) (the “Initial Basket Amounts”).

1. The Sponsor, on its own behalf and in its capacity as sponsor of the Trust, represents and warrants to, and agrees with, the Initial Purchaser that:

(a) A registration statement on Form S-1 File No. 333-126810 (the “Initial Registration Statement”), and Amendment Nos. 1-[•] thereto, in respect of the iShares® have been filed with the Securities and Exchange Commission (the “Commission”) in the form heretofore delivered to you; no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; Amendment No. [•] to the Initial Registration Statement, and as part thereof a final prospectus, in the form heretofore delivered to you is now proposed to be filed with the Commission; and no other amendment thereto will be filed prior to the time the Initial Registration Statement becomes effective which shall be disapproved by you promptly after written notice thereof (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the “Act”), is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement, including all exhibits thereto, each as amended at the time such part of the Initial Registration Statement becomes effective, are hereinafter collectively called the “Registration Statement”; such final prospectus is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 relating to the iShares® is hereinafter called an “Issuer Free Writing Prospectus”);

(b) The Registration Statement and the Prospectus and any further amendments or supplements thereto, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and will not as of the applicable effective date as to the Registration Statement and any amendment thereto or as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Sponsor by the Initial Purchaser expressly for use therein;

(c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any (i) material adverse change, or any development involving a prospective material adverse change affecting the Sponsor or the Trust, (ii) transaction which is material to the Trust taken as a whole, (iii) obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Sponsor or the Trust, which is material to the Trust taken as a whole, (iv) change in the outstanding indebtedness of the Trust, or (v) dividend or distribution of any kind declared, paid or made on the iShares®;

(d) The Sponsor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement and the Prospectus;

(e) As of the Time of Delivery (as defined herein), the Trust has been duly formed and is validly existing as a statutory trust under the laws of the State of Delaware, with power and authority to conduct its business as described in the Registration Statement and the Prospectus, to issue and deliver the Purchased Shares as contemplated herein and to execute and deliver the Limited Liability Company Agreement of iShares® GSCI® Commodity-Indexed Investing Pool LLC (the “Investing Pool”), dated as of                     , 2006 (the “LLC Agreement”), between Barclays Global Investors International, Inc. and the Trust; and the Trust Agreement of the Trust, dated as of                     , 2006 (the “Trust Agreement”), between the Sponsor and the Trustee, constitutes the legal, valid, binding and enforceable obligation of each of the Sponsor and the Trustee;

(f) As of the Time of Delivery, the Investing Pool has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus; and the LLC Agreement has been duly authorized, executed and delivered by, and constitutes the legal, valid, binding and enforceable obligation of, each of the Sponsor and the Trust;

(g) The iShares® have been duly and validly authorized and, when issued and delivered at the Time of Delivery against payment therefor as provided herein, the Purchased Shares will be duly and validly issued and fully paid and non-assessable and, as of the Closing Time (as defined herein), the Purchased Shares will conform in all material respects to the description of the iShares® contained in the Prospectus;

(h) The issue and sale of the iShares® by the Trust and the compliance by the Sponsor and the Trust with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Sponsor or the Trust is a party or by which the Sponsor or the Trust is bound or to which any of the property or assets of the Sponsor or the Trust is subject except where such conflict, breach or violation, as the case may be, would not have a material adverse effect on the ability of the Sponsor or the Trust to perform its obligations under this Agreement, nor will such action result in any violation of the provisions of the constitutive documents of the Sponsor, the Trust or the Investing Pool, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Sponsor, the Trust or the Investing Pool or any of their properties, except where such violation would not have a material adverse effect on the ability of the Sponsor or the Trust to perform its obligations under the Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the iShares® hereunder or the consummation by the Sponsor or the Trust of the transactions contemplated by this Agreement, except the registration under the Act of the iShares®, the filing of the disclosure document with respect to the iShares® under the Commodity Exchange Act, as amended (the “CEA”) and such consents, approvals, authorizations, registrations or qualifications as may be required under the rules of the National Association of Securities Dealers, Inc., the National Futures Association or state securities or Blue Sky laws in connection with the purchase and distribution of the Purchased Shares by the Initial Purchaser;

(i) None of the Sponsor, the Trust or the Investing Pool is in violation of its constitutive documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

(j) As of the Closing Time, the statements set forth in the Prospectus under the caption “Description of the Shares, the Trust Agreement and the Investing Pool Agreement”, insofar as they purport to constitute a summary of the terms of the iShares®, under the caption “United States Federal Income Tax Consequences”, and under the caption “Business of the Trust and the Investing Pool”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(k) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Sponsor, the Trust or the Investing Pool is a party or of which any property of the Sponsor, the Trust or the Investing Pool is the subject which, if determined adversely to the Sponsor, the Trust or the Investing Pool, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, shareholders’ equity or results of operations of the Sponsor, the Trust or the Investing Pool; and, to the best of the Sponsor’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(l) Neither the Trust nor the Investing Pool is, and after giving effect to the offering and sale of any iShares® neither the Trust nor the Investing Pool will be, an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(m) As of the Time of Delivery, the statement of financial position is materially as set forth in the section of the Registration Statement and the Prospectus entitled “Statement of Financial Condition”; and as of the Closing Time, (i) the audited statement of financial condition included in the Prospectus, together with the related notes and schedules, presents fairly the financial position of the Trust as of the date indicated and has been prepared in compliance with the requirements of the Act and in conformity with generally accepted accounting principles, (ii) there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required, and (iii) the Trust does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the Prospectus;

(n) PricewaterhouseCoopers LLP, whose report on the audited statement of financial condition of the Trust is filed with the Commission as part of the Registration Statement and the Prospectus, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(o) Neither the Trust nor the Investing Pool is subject to any tax filing or any payment obligation of any tax or other assessment of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due;

(p) As of the Time of Delivery, complete and correct copies of the Trust Agreement and the LLC Agreement (including any and all amendments thereto at or prior to such time) have been delivered to you. The Sponsor agrees to notify the Initial Purchaser promptly of any amendments to such agreements after the Time of Delivery and prior to the Closing Time and to deliver complete and correct copies of any such amendments prior to the Closing Time;

(q) Except as set forth in the Registration Statement (including any amendments thereto, and including as contemplated by any Authorized Participant Agreement, the form of which is attached as Exhibit A hereto) and in the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Trust to issue or sell to it any iShares® or other equity interest of the Trust, and (ii) no person has the right to act as an underwriter or as a financial advisor to the Trust in connection with the offer and sale of the iShares®, in the case of each of the foregoing clauses (i) and (ii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the iShares® as contemplated thereby or otherwise; no person has the right, contractual or otherwise, to cause the Sponsor on behalf of the Trust to register under the Act any other equity interests of the Trust, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the iShares® as contemplated thereby or otherwise;

(r) To the best of the Sponsor’s knowledge, and except as set forth in the Registration Statement and the Prospectus or as otherwise disclosed by the Sponsor to the Initial Purchaser in writing, there is no pending or threatened action, suit, proceeding or claim by others that the Sponsor, the Trust or the Investing Pool infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Sponsor and the Trust are unaware of any facts which could form a reasonable basis for any such claim; and

(s) At the time of filing of the Initial Registration Statement, each of the Trust and the Investing Pool was not, and each is not, an “ineligible issuer” as defined under Rule 405 under the Act.

2. The Initial Purchaser represents and warrants to, and agrees with, the Sponsor that as of the date hereof, it is, and at the Time of Delivery it will be, a “qualified institutional buyer” as defined in Rule 144A under the Act and an institution that is an “accredited investor” as defined in Rule 501 under the Act.

3. Subject to the terms and conditions set forth herein and pursuant to the Trust Agreement, the Initial Purchaser shall, on the date hereof, irrevocably transfer the Initial Basket Amounts to the account of the Trust pursuant to transfer instructions previously provided by the Trust to the Initial Purchaser, and the Trust shall, at the Time of Delivery, issue and cause the Purchased

Shares to be delivered to the Initial Purchaser through the facilities of The Depository Trust Company (“DTC”) for the account of the Initial Purchaser. The time and date of such delivery of the Purchased Shares shall be 9:30 a.m., New York City time, on [•], 2006 {N.B.: T+1} or such other time and date as Goldman, Sachs & Co. and the Sponsor may agree upon in writing. Such time and date are herein called the “Time of Delivery”.

4. At or subsequent to the time the conditions in Section 9 have been satisfied (or waived in the sole discretion of the Initial Purchaser) (such time, the “Closing Time”), upon the authorization by the Initial Purchaser of the release of the Purchased Shares, the Initial Purchaser proposes to offer the Purchased Shares for sale upon the terms and conditions set forth in the Prospectus; provided that, unless otherwise agreed in writing by Goldman, Sachs & Co. and the Sponsor, the Closing Time shall not occur later than 7 calendar days following the effectiveness of the Registration Statement.

5. The documents to be delivered as of the Closing Time by or on behalf of the parties hereto pursuant to Section 9 hereof, including any additional documents requested by the Initial Purchaser pursuant to Section 9(i) hereof, will be delivered at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004 (the “Closing Location”). A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding the Closing Time, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 5, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

6. The Sponsor agrees with the Initial Purchaser:

(a) At or prior to the sale of the Purchased Shares pursuant to Section 4 to make no further amendment or supplement to the Registration Statement or Prospectus which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when the Registration Statement, or any amendment thereto, has been filed or become effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Prospectus, of the suspension of the qualification of the Purchased Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Prospectus or suspending any such qualification, promptly to use its reasonable best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request during a period not to exceed nine months to qualify the Purchased Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Purchased Shares; provided that in connection therewith the Trust shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c) Prior to 10:00 A.M., New York City time, on the New York Business Day next succeeding the date the Registration Statement becomes effective and from time to time, to furnish the Initial Purchaser with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Purchased Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your written request to prepare and furnish without charge to you and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case you are required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Purchased Shares at any time nine months or more after the time of issue of the Prospectus, upon your written request but at your expense, to prepare and deliver to you as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to the securityholders of the Trust an earnings statement of the Trust (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period;

(e) During a period of one year from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders of the Trust, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Trust is listed; and (ii) such additional information concerning the business and financial condition of the Trust as you may from time to time reasonably request;

(f) To use its reasonable best efforts to list, subject to notice of issuance, the iShares® on the New York Stock Exchange (the “Exchange”);

(g) Subject to section 6(a) hereof, to file promptly all reports and any information statement required to be filed by the Trust with the Commission in order to comply with the Securities Exchange Act of 1934, as amended (the “Exchange Act”) subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Purchased Shares; and

(h) To maintain an orderly procedure for the transfer and register of the Purchased Shares.

7. (a) The Sponsor, in its capacity as Sponsor of the Trust, represents and agrees that, without the prior consent of the Initial Purchaser, it has not made and will not make any offer relating to the Purchased Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; the Initial Purchaser represents and agrees that, without the prior consent of the Sponsor, it has not made and will not make any offer relating to the Purchased Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Sponsor and Initial Purchaser is listed on Schedule I hereto;

(b) The Sponsor has complied and will comply, or has caused or will cause the Trust to comply, with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus relating to the Purchased Shares, including timely filing with the Commission or retention where required and legending;

(c) The Sponsor agrees, in its capacity as Sponsor of the Trust, that if at any time following the issuance of an Issuer Free Writing Prospectus relating to the Purchased Shares any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Sponsor will give prompt notice thereof to the Initial Purchaser and, if requested by the Initial Purchaser, will prepare and furnish without charge to the Initial Purchaser an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Sponsor or the Trust by the Initial Purchaser expressly for use therein.

8. The Sponsor covenants and agrees with the Initial Purchaser that the Sponsor will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Trust’s accountants in connection with the registration of the iShares® under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Initial Purchaser and dealers; (ii) the cost of printing or producing this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the iShares®; (iii) all expenses in connection with the qualification of the iShares® for offering and sale under state securities laws as provided in Section 6(b) hereof, including the fees and disbursements of counsel for the Initial Purchaser in connection with such qualification and in connection with the Blue Sky survey, (iv) all fees and expenses in connection with listing the iShares® on the Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Initial Purchaser in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the iShares®; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 8. It is understood, however, that, except as provided in this Section 8, and Sections 10 and 12 hereof, the Initial Purchaser will pay all of its own costs and expenses, including the fees of its counsel, stock transfer taxes on resale of any of the iShares® by the Initial Purchaser, and any advertising expenses connected with any offers the Initial Purchaser may make.

9. The obligations of the Initial Purchaser hereunder shall be subject, in its discretion, to the condition that all representations and warranties and other statements herein of the Sponsor, on its own behalf and in its capacity as sponsor of the Trust, are, at and as of each of the Time of Delivery and the Closing Time (to the extent such representations are applicable at such time), true and correct, the condition that the Sponsor shall have performed all of its obligations hereunder as applicable theretofore to be performed, and the following additional conditions (to the extent applicable at such time):

(a) As of the Closing Time, the Registration Statement shall have become effective, and you shall have received a notice thereof, not later than 10:00 A.M., New York City time, on [•]; all material required to be filed pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Act; no stop order suspending the effectiveness of the Registration Statement or any Issuer Free Writing Prospectus or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Sullivan & Cromwell LLP, counsel for the Initial Purchaser, shall have furnished to you such written opinion or opinions, dated the Time of Delivery and the Closing Time, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Cleary Gottlieb Steen & Hamilton LLP, counsel for the Sponsor and the Trust, shall have furnished to you their written opinion (1) dated the date hereof, in form and substance satisfactory to you, with respect to such of the matters addressed in the opinion paragraphs (vii) and (x) below and (2) dated the Closing Time, in form and substance satisfactory to you, to the effect set forth in paragraphs (vii), (viii), (ix), (x) and (xiii) below.

(d) [•], [internal counsel] for the Sponsor, shall have furnished to you their written opinion (1) dated the date hereof, in form and substance satisfactory to you, with respect to such of the matters addressed in the opinion paragraphs (i), (iii), (iv) and (v) below, and (2) dated the Closing Time, in form and substance satisfactory to you, to the effect set forth in paragraphs (i), (iii) and (v) below.

(e) Richards, Layton & Finger P.A., Delaware counsel for the Trust shall have furnished to you their written opinion (1) dated the date hereof, in form and substance satisfactory to you, with respect to such of the matters addressed in the opinion paragraphs (ii), (vi), (xi) and (xii) below and (2) dated the Closing Time, in form and substance satisfactory to you, to the effect set forth in the paragraphs (ii), (vi), (xi) and (xii) below.

(i) The Sponsor has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with corporate power and authority to conduct its business as described in the Prospectus;

(ii) All of the iShares® issuable hereunder, when issued in accordance with the terms hereof and the Trust Agreement, will have been duly and validly authorized and issued and are fully paid and non-assessable beneficial interests in the Trust;

(iii) To such counsel’s knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Sponsor, the Trust or the Investing Pool is a party or of which any property of the Sponsor, the Trust or the Investing Pool is subject which, if determined adversely to the Sponsor, the Trust or the Investing Pool, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, shareholders’ equity or results of operations of the Sponsor, the Trust or the Investing Pool; and, to the best of such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(iv) Each of this Agreement and the LLC Agreement has been duly authorized, executed and delivered by the Sponsor;

(v) The issuance and sale of the iShares® by the Trust and the compliance by the Sponsor with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Sponsor, the Trust or the Investing Pool is a party or by which the Sponsor, the Trust or the Investing Pool is bound or to which any of the property or assets of the Sponsor, the Trust or the Investing Pool is subject, nor will such action result in any violation of the provisions of the constitutive documents of the Sponsor, the Trust or the Investing Pool, the Trust Agreement or the LLC Agreement or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Sponsor;

(vi) Neither the issuance and sale of the iShares® by the Trust nor the consummation by the Trust of the transactions contemplated by this Agreement violates the Trust Agreement, the LLC Agreement or the Certificate of Trust or any law, rule or regulation of the State of Delaware applicable to the Trust or the Investing Pool;

(vii) The issuance and sale of the Purchased Shares to the Initial Purchaser pursuant to this Agreement do not, and the performance by the Sponsor of its obligations under this Agreement will not, require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States or the State of New York that in our experience normally would be applicable to general business entities with respect to such issuance, sale or performance, except such as have been obtained or effected under the Act, the Exchange Act and the CEA (but such counsel expresses no opinion relating to any state securities or Blue Sky laws) or result in a violation of any U.S. federal or New York State law or published rule or regulation that in our experience normally would be applicable to general business entities with respect to such issuance, sale or performance (but such counsel expresses no opinion relating to the U.S. federal securities or commodities laws or any state securities or Blue Sky laws);

(viii) The statements under the heading “Description of the Shares, the Trust Agreement and the Investing Pool Agreement” in the Prospectus, insofar as such statements purport to summarize certain provisions of the Shares, the Trust Agreement and the Investing Pool Agreement, provide a fair summary of such provisions. In rendering the foregoing opinion, such counsel has assumed that (i) the Shares have been duly authorized by all necessary action of the Trust, have been validly issued by the Trust and are fully paid and nonassessable, in each case under the law of the State of Delaware and (ii) the provisions of the Trust Agreement, the Investing Pool Agreement and the Shares would be enforced as written under the law of the State of Delaware (and such counsel expresses no opinion as to such matters). In addition, such counsel expresses no opinion as to any statement or summary of Delaware law under such heading;

(ix) The statements under the heading “Certain United States Federal Income Tax Consequences” in the Prospectus, insofar as such statements purport to summarize certain federal income tax laws of the United States, constitute a fair summary of the principal U.S. federal income tax consequences of an investment in the iShares®;

(x) No registration of the Trust or the Investing Pool under the Investment Company Act is required for the offer and sale of the iShares in the manner contemplated by this Agreement and the Prospectus;

(xi) The Trust has been duly formed and is validly existing as a statutory trust under the laws of Delaware with the requisite trust power and authority to conduct its business as described in the Prospectus; and the Trust Agreement constitutes a legal, valid, binding and enforceable obligation of each of the Sponsor and the Trustee;

(xii) The Investing Pool has been duly formed and is validly existing in good standing as a limited liability company under the laws of Delaware, with the requisite limited liability company power and authority to conduct its business as described in the Prospectus; and the LLC Agreement has been duly authorized by the Trust, and when executed and delivered by the Sponsor on behalf of the Trust, will be duly executed and delivered by the Trust, and constitutes the legal, valid, binding and enforceable obligation of, the Trust; and

(xiii) The Registration Statement (except the financial statements and schedules and other financial and statistical data included therein as to which such counsel expresses no view), at the time it became effective, and the Prospectus (except as aforesaid), as of the date thereof, appeared on their face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations thereunder. In addition, such counsel does not know of any contracts or other documents of a character required to be filed as exhibits to the Registration Statement or required to be described in the Registration Statement or the Prospectus that are not filed or described as required. Although such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in the opinion in subsection (ix) of this Section 9(e), and makes no representation that it has independently verified the accuracy, completeness or fairness of such statements (except as aforesaid), no information has come to the attention of such counsel that causes it to believe that the Registration Statement (except the financial statements and schedules and other financial and statistical data included therein, as to which such counsel expresses no view), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and no information has come to the attention of such counsel that causes it to believe that the Prospectus (except the financial statements and schedules and other financial and statistical data included therein as to which such counsel expresses no view), as of the date thereof or hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any (i) material adverse change, or any development involving a prospective material adverse change affecting the Sponsor or the Trust, (ii) transaction which is material to the Trust taken as a whole, (iii) obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Sponsor or the Trust, which is material to the Trust taken as a whole, (iv) change in outstanding indebtedness of the Trust or (v) dividend or distribution of any kind declared, paid or made on the iShares®, the effect of which, in any such case described in clauses (i) through (v), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the iShares® on the terms and in the manner contemplated in the Prospectus;

(g) On or after the date hereof and prior to the Closing Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (iv) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iii) or (iv) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Purchased Shares on the terms and in the manner contemplated in the Prospectus;

(h) The iShares® shall have been duly listed, subject to notice of issuance, on the Exchange;

(i) The Sponsor shall have complied with the provisions of Section 6(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date the Registration Statement becomes effective; and

(j) The Sponsor shall have furnished or caused to be furnished to you at each of the Time of Delivery and the Closing Time certificates of officers of the Sponsor satisfactory to you as to the accuracy of the representations and warranties of the Sponsor herein at and as of such Time of Delivery or Closing Time, as the case may be, as to the performance by the Sponsor of all of its obligations hereunder to be performed at or prior to such Time of Delivery or Closing Time, as the case may be, as to the matters set forth in subsections (a) and (e) of this Section 9 and as to such other matters as you may reasonably request.

10. (a) The Sponsor will indemnify and hold harmless the Initial Purchaser against any losses, claims, damages or liabilities, joint or several, to which the Initial Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, any Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Initial Purchaser for any legal or other expenses reasonably incurred by the Initial Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Sponsor shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, any Issuer Free Writing Prospectus or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Sponsor by the Initial Purchaser expressly for use therein.

(b) The Initial Purchaser will indemnify and hold harmless the Sponsor against any losses, claims, damages or liabilities to which the Sponsor may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, any Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, any Issuer Free Writing Prospectus or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Sponsor by the Initial Purchaser expressly for use therein; and will reimburse the Sponsor for any legal or other expenses reasonably incurred by the Sponsor in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Sponsor and the Trust on the one hand and the Initial

Purchaser on the other from the offering of the Purchased Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Sponsor and the Trust on the one hand and the Initial Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Sponsor and the Trust on the one hand and the Initial Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Sponsor and the Trust bear to the total underwriting discounts and commissions received by the Initial Purchaser. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sponsor and the Trust on the one hand or the Initial Purchaser on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Sponsor and the Initial Purchaser agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Purchased Shares purchased by it and distributed to the public were offered to the public exceeds the amount of any damages which the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The obligations of the Sponsor under this Section 10 shall be in addition to any liability which the Sponsor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Initial Purchaser within the meaning of the Act; and the obligations of the Initial Purchaser under this Section 10 shall be in addition to any liability which the Initial Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Sponsor and to each person, if any, who controls the Sponsor or the Trust within the meaning of the Act.

11. The respective indemnities, agreements, representations, warranties and other statements of the Sponsor and the Initial Purchaser, as set forth in this Agreement or made by them pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Initial Purchaser or any controlling person of the Initial Purchaser, or the Sponsor, or any officer or director or controlling person of the Sponsor, and shall survive delivery of and payment for the Purchased Shares.

12. If any of the conditions set forth in Section 9 are not satisfied, and are not waived by the Initial Purchaser in its sole discretion, the obligations of the Initial Purchaser under this Agreement shall be subject to termination by the Initial Purchaser in its sole and absolute discretion no later than 7 calendar days after the effectiveness of the Registration Statement. If the Initial Purchaser shall elect to terminate this Agreement as provided in this Section 12, it shall notify the Sponsor promptly in writing. Upon a termination pursuant to this Section 12, (i) the Initial Purchaser shall have the absolute right to tender for redemption all of the Purchased Shares and receive redemption proceeds thereof valued at the net asset value per Purchased Share in accordance with the terms of the iShares®, and, upon its exercise of such right, the Sponsor shall ensure that the Initial Purchaser shall have no liability, and shall not be subject to any deduction from its redemption proceeds, for costs, expenses or fees that otherwise may be incurred by a redeeming shareholder in connection with a redemption of iShares®; and (ii) the Sponsor will reimburse the Initial Purchaser for all out of its pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Initial Purchaser in making preparations for the purchase, sale and delivery of the Purchased Shares, but the Sponsor shall then be under no further liability to the Initial Purchaser except as provided in Sections 8 and 10 hereof and this Section 12.

13. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Initial Purchaser shall be delivered or sent by mail, telex or facsimile transmission to the Initial Purchaser at 85 Broad Street, New York, New York 10004, Attention: Registration Department; and if to the Sponsor shall be delivered or sent by mail to the address of the Sponsor set forth in the Registration Statement, Attention: Secretary. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Initial Purchaser, the Sponsor, the Trust and, to the extent provided in Sections 10 and 11 hereof, the officers and directors of the Sponsor and each person who controls the Sponsor, the Trust or the Initial Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Purchased Shares from the Initial Purchaser shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

17. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument

18. The Sponsor is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Initial Purchaser imposing any limitation of any kind.

[Signature Page Follows]

If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Initial Purchaser and the Sponsor.

Very truly yours,

Barclays Global Investors International, Inc., as Sponsor, on its own behalf

By
Name:
Title:

Barclays Global Investors International, Inc., in its capacity as Sponsor of the Trust

By
Name:
Title:

Accepted as of the date hereof:

Goldman, Sachs & Co.

By
(Goldman, Sachs & Co.)

Acknowledged and accepted as of the date hereof:

Barclays Global Investors, N.A.

By
Name:
Title:

Schedule 1

None

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EXHIBIT A

FORM OF AUTHORIZED PARTICIPANT AGREEMENT

E-1